EXHIBIT 16



                                THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                               208 LEXINGTON AVENUE
                            PATERSON, NEW JERSEY 07502
                               TEL. (973) 790-8775



August 25, 2000


Mr. Robert Sendoh, Chairman
CyPost Corporation
900-1281 West Georgia Street
Vancouver, British Columbia



     I have previously acted as independent auditor for CyPost Corporation since its inception but have tendered my resignation as independent auditor.

     I have received and reviewed the Form 8-K dated October 15, 1999, as amended on August 25, 2000, reporting in Item 4 the change in independent auditor attendant to my resignation and the appointment of Arthur Andersen LLP as the Company's new independent auditor.

     I have reviewed Item 4 of such Form 8-K and have no disagreements with the statements made therein by the Registrant.



                                    Respectfully submitted,



                                    /s/ Thomas P. Monahan
                                    ---------------------------
                                    Certified Public Accountant